Exhibit 99.1

At the Company
For Media:	For Investors:
Kim Hillyer	Jeff Goeser
Senior Manager, Communications	Director, Finance and Investor Relations
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com
TD AMERITRADE DELIVERS STRONG THIRD QUARTER
Earnings per share (EPS) of $0.30
Record trading levels and strong asset gathering results continue
OMAHA, Neb., July 21, 2009 — TD AMERITRADE Holding Corporation (NASDAQ: AMTD) has released results for its third quarter of fiscal 2009, reporting continued strong business fundamentals and solid organic growth. The Company’s business model continues to perform in the current environment with record trading activity and strong net new assets and new account growth.
The Company’s results for the quarter ended June 30, 2009, which include the impact of the acquisition of thinkorswim Group Inc. from the closing of the transaction on June 11, 2009, are as follows (year-over-year comparisons): (1)
•	Net income of $171 million, or $0.30 per diluted share ($0.33 excluding unusual items(4))

•	Record average client trades per day of approximately 392,000, an increase of 36 percent(2)

•	Net new assets of approximately $7 billion, or an annualized growth rate of 12 percent on client assets at the beginning of the quarter

•	Spread-based balances of approximately $32 billion, an increase of 25 percent(3)

•	Fee-based balances of approximately $59 billion, a decrease of 25 percent

•	Net revenues of $614 million, 43 percent of which were asset-based

•	Pre-tax income of $280 million, or 46 percent of net revenues

•	EBITDA of $317 million, or 52 percent of net revenues(4)

•	Liquid assets of $1.1 billion(4)

•	Client assets of approximately $265 billion, including $53 billion in client cash and money market funds
“Our business model continues to deliver strong organic growth and earnings in the face of a difficult economic environment,” said Fred Tomczyk, president and chief executive officer. “Looking back over the last nine months we have much to be proud of — record trading volume, our strongest new account growth in nine years and we continue to gather net new assets at a rate that is on par with leading asset gatherers. Our focus on managing for the other side of the cycle and leveraging our strong financial position to take advantage of growth opportunities, as demonstrated by our acquisition of thinkorswim, has positioned us well for the future.”

“Despite pressure from the near-zero interest rate environment we remain well-positioned,” said Bill Gerber, executive vice president and chief financial officer. “We are making progress on the implementation of our cash management strategy, which helps mitigate the impact of the current interest rate environment and positions us for when interest rates rise.”
Auction Rate Securities Settlement
As was previously announced, the Company has committed to offer to purchase eligible auction rate securities from certain retail clients. As a result of this offer, which is expected to begin no later than Aug. 10, 2009, TD AMERITRADE expects to record a charge to earnings of approximately $0.05 to $0.10 per share during the quarter ending Sept. 30, 2009. No fine was imposed.
“Given our financial strength and the ongoing illiquidity in the auction rate securities market, initiating a buy-back program of this nature is the right thing to do for our clients,” Tomczyk said. “While our role in the market for these securities was significantly different from that of other financial institutions that have previously announced similar programs, we believe this is the best way for us to help clients who have been unable to find liquidity in the current market environment.”
“As the issuers refinance or redeem these securities, we expect our ultimate loss on these positions to be immaterial,” Gerber concluded.
Company Hosts Conference Call
TD AMERITRADE will host its June Quarter conference call this morning, July 21, 2009, at 7:30 a.m. CDT. Participants may listen to the call by dialing 877-857-6161. Interested parties may listen to a replay of the call by dialing 888-203-1112 and the passcode 1451474. The Company will Webcast the conference call live at www.amtd.com and will make all accompanying materials available for participants to print prior to the call.
AMTD-E
About TD AMERITRADE Holding Corporation
TD AMERITRADE Holding Corporation, through its brokerage subsidiaries,(5) combines innovative trading technology, easy-to-use and understand investment tools and services, investor education and superior client service to create a market-leading financial services experience. Now home to the award-winning thinkorswim trading platform(6) and the Investools investor education program, TD AMERITRADE provides millions of retail investors, traders and independent registered investment advisors (RIAs) with the tools, service and support they need to help build confidence in today’s rapidly-changing market environment. The Company’s common stock trades under the ticker symbol AMTD. For more information, please visit www.amtd.com.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, benefits of the thinkorswim acquisition, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, ability to realize the expected benefits from the thinkorswim acquisition, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 26, 2008 and amended on May 6, 2009, and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. This material shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

(1)	Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

(2)	Beginning with fiscal 2009, Average Trades Per Day were adjusted to exclude non-revenue-generating mutual fund trades. For comparability purposes, metrics for all periods in fiscal 2008 have been adjusted to account for this change. More information is available on www.amtd.com.

(3)	Effective with the September 2008 quarter, spread-based assets excludes securities borrowing conduit-based assets. For comparability purposes, metrics for all periods in fiscal 2008 have been adjusted to account for this change.

(4)	See attached reconciliation of non-GAAP financial measures.

(5)	TD AMERITRADE, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org), TD AMERITRADE Clearing, Inc., member FINRA/SIPC, and thinkorswim, Inc., member FINRA(www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

(6)	thinkorswim was rated #1 overall online broker, “best for frequent traders,” and “best for options traders” in Barron’s ranking of online brokers, 3/16/2009. thinkorswim was evaluated versus others in eight total categories, including trade experience/execution, trading technology, usability, range of offerings, research amenities, portfolio analysis & reporting, customer service & access and costs. thinkorswim topped the list in 2009 with the highest weighted-average score. Barron’s is a registered trademark of Dow Jones & Company ©2009.

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except per share amounts
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2009	Mar. 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$338,450	$265,442	$248,861	$891,005	$754,017

Asset-based revenues:
Interest revenue	101,204	70,242	174,940	263,960	635,983
Brokerage interest expense	(2,564)	(2,837)	(43,008)	(13,076)	(217,084)

Net interest revenue	98,640	67,405	131,932	250,884	418,899

Money market deposit account fees	125,124	136,537	155,708	424,891	467,634
Investment product fees	39,079	48,096	77,552	156,341	223,242

Total asset-based revenues	262,843	252,038	365,192	832,116	1,109,775

Other revenues	12,475	8,019	9,551	26,875	24,315

Net revenues	613,768	525,499	623,604	1,749,996	1,888,107

Expenses:
Employee compensation and benefits	141,216	120,808	129,039	379,413	367,167
Fair value adjustments of compensation-related derivative instruments	—	—	—	—	764
Clearing and execution costs	16,141	15,077	11,110	46,846	32,548
Communications	20,795	17,853	17,898	57,392	52,851
Occupancy and equipment costs	29,951	29,536	24,030	89,614	74,257
Depreciation and amortization	11,162	10,635	9,841	33,299	26,423
Amortization of acquired intangible assets	17,551	15,200	15,337	48,289	43,809
Professional services	32,923	22,069	28,964	82,332	76,826
Interest on borrowings	8,365	8,244	16,344	32,246	62,674
Other	14,513	8,720	6,421	34,798	37,460
Advertising	39,402	53,097	36,724	139,196	129,490

Total expenses	332,019	301,239	295,708	943,425	904,269

Income before other income (expense) and income taxes	281,749	224,260	327,896	806,571	983,838

Other income (expense):
Gain (loss) on sale of investments	(2,003)	—	284	(2,003)	928

Pre-tax income	279,746	224,260	328,180	804,568	984,766

Provision for income taxes	109,209	92,230	123,818	317,603	352,848

Net income	$170,537	$132,030	$204,362	$486,965	$631,918

Earnings per share — basic	$0.30	$0.23	$0.34	$0.84	$1.06
Earnings per share — diluted	$0.30	$0.23	$0.34	$0.83	$1.05

Weighted average shares outstanding — basic	563,792	573,519	592,948	576,420	594,071
Weighted average shares outstanding — diluted	571,772	581,284	602,336	584,623	603,402

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	June 30, 2009	Sept. 30, 2008
Assets:
Cash and cash equivalents	$1,119,824	$674,135
Short-term investments	52,071	369,133
Segregated cash and investments	5,251,563	260,000
Broker/dealer receivables	1,540,165	4,177,149
Client receivables	5,012,819	6,933,926
Goodwill and intangible assets	3,715,977	2,960,781
Other	527,215	576,398

Total assets	$17,219,634	$15,951,522

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$2,268,745	$5,769,676
Client payables	9,188,183	5,070,671
Long-term debt	1,424,275	1,444,000
Other	960,865	742,137

Total liabilities	13,842,068	13,026,484

Stockholders’ equity	3,377,566	2,925,038

Total liabilities and stockholders’ equity	$17,219,634	$15,951,522

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

		Quarter Ended		Nine Months Ended
	June 30, 2009	Mar. 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Key Metrics:
Net new assets (in billions)	$6.9	$6.4	$4.0	$21.2	$20.0
Average client trades per day(1)	391,506	324,837	287,349	358,232	299,845

Profitability Metrics:
Pre-tax income as a percentage of net revenues	45.6%	42.7%	52.6%	46.0%	52.2%
Return on client assets (annualized)	0.45%	0.40%	0.42%	0.45%	0.43%
Return on average stockholder’s equity (annualized)	22.8%	18.0%	30.8%	21.7%	34.2%
EBITDA as a percentage of net revenues	51.6%	49.2%	59.3%	52.5%	59.2%

Debt Metrics:
Interest on borrowings (in millions)	$8.4	$8.2	$16.3	$32.2	$62.7
Average debt outstanding (in billions)	$1.4	$1.4	$1.5	$1.4	$1.5
Leverage ratio (average debt/annualized EBITDA)	1.1	1.4	1.0	1.2	1.0
Interest coverage ratio (EBITDA/interest on borrowings)	37.9	31.3	22.6	28.5	17.8

Transaction-Based Revenue Metrics(1):
Total trades (in millions)	24.7	19.8	18.4	67.0	56.4
Average commissions and transaction fees per trade(2)	$13.66	$13.40	$13.53	$13.28	$13.38
Average client trades per account (annualized)	13.5	11.5	10.7	12.6	11.4
Activity rate — total accounts	5.4%	4.6%	4.2%	5.0%	4.5%
Activity rate — funded accounts	7.6%	6.4%	5.9%	7.1%	6.3%
Trading days	63.0	61.0	64.0	187.0	188.0

Spread-Based Asset Metrics:
Average interest-earning assets (excluding conduit business) (in billions)	$10.0	$7.3	$10.4	$8.3	$9.9
Average money market deposit account balances (in billions)	$22.5	$19.3	$15.6	$19.9	$15.5

Average spread-based balance (in billions)	$32.5	$26.6	$26.0	$28.2	$25.4

Net interest revenue (excluding conduit business) (in millions)	$98.2	$66.7	$129.1	$247.1	$409.9
Money market deposit account fee revenue (in millions)	125.1	136.5	155.7	424.9	467.6

Spread-based revenue (in millions)	$223.3	$203.2	$284.8	$672.0	$877.5

Avg. annualized yield — interest-earning assets (excluding conduit business)	3.88%	3.63%	4.95%	3.93%	5.43%
Avg. annualized yield — money market deposit account fees	2.20%	2.83%	3.94%	2.82%	3.97%
Net interest margin (NIM)	2.72%	3.05%	4.34%	3.15%	4.54%
Interest days	91	90	91	273	274

Fee-Based Investment Metrics:
Average balance (in billions)	$59.0	$58.9	$78.3	$60.2	$69.2
Investment product fee revenue (in millions)	$39.1	$48.1	$77.6	$156.3	$223.2
Average annualized yield	0.26%	0.33%	0.39%	0.34%	0.42%

Client Account and Client Asset Metrics:
Total accounts (beginning of period)	7,195,000	7,052,000	6,731,000	6,895,000	6,380,000
New accounts opened	176,000	194,000	148,000	586,000	511,000
Accounts purchased	197,000	—	—	197,000	102,000
Accounts closed	(77,000)	(51,000)	(69,000)	(187,000)	(183,000)

Total accounts (end of period)	7,491,000	7,195,000	6,810,000	7,491,000	6,810,000

Percentage change during period	4%	2%	1%	9%	7%

Funded accounts (beginning of period)	5,105,000	5,013,000	4,814,000	4,918,000	4,597,000
Funded accounts (end of period)	5,291,000	5,105,000	4,868,000	5,291,000	4,868,000
Percentage change during period	4%	2%	1%	8%	6%

Client assets (beginning of period, in billions)	$224.9	$233.8	$306.1	$278.0	$302.7
Client assets (end of period, in billions)	$265.0	$224.9	$309.2	$265.0	$309.2
Percentage change during period	18%	(4%)	1%	(5%)	2%

(1)	Effective in October 2007, total trades have been adjusted to exclude non-revenue generating mutual fund trades.

(2)	Average commissions and transaction fees per trade excludes thinkorswim active trader business.

NOTE:	See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter Ended			Nine Months Ended
	June 30, 2009	Mar. 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net Interest Revenue (excluding Conduit Business):
Segregated cash:
Average balance (in billions)	$4.2	$2.0	$0.0	$2.6	$0.0
Average annualized yield	0.14%	0.14%	2.03%	0.19%	3.23%

Interest revenue (in millions)	$1.5	$0.7	$0.0	$3.8	$0.2

Client margin balances:
Average balance (in billions)	$4.3	$3.9	$8.2	$4.2	$8.3
Average annualized yield	4.99%	5.13%	5.66%	5.26%	6.58%

Interest revenue (in millions)	$54.7	$49.7	$117.3	$169.2	$415.2

Securities borrowing/lending (excluding conduit business):
Average securities borrowing balance (in billions)	$0.6	$0.3	$0.5	$0.4	$0.4
Average securities lending balance (in billions)	$1.3	$0.9	$3.2	$1.2	$3.3

Interest revenue (in millions)	$42.9	$16.1	$16.7	$76.3	$38.1
Interest expense (in millions)	(0.6)	(0.3)	(9.5)	(2.5)	(48.4)

Net interest revenue (expense) — securities borrowing/lending (excluding conduit business) (in millions)	$42.3	$15.8	$7.2	$73.8	$(10.3)

Other cash and interest earning investments:
Average balance (in billions)	$0.9	$1.1	$1.7	$1.1	$1.2
Average annualized yield	0.17%	0.36%	2.25%	0.40%	2.94%

Interest revenue — net (in millions)	$0.4	$1.1	$9.4	$3.3	$26.7

Client credit balances:
Average balance (in billions)	$6.1	$4.2	$4.7	$4.8	$4.2
Average annualized cost	0.05%	0.06%	0.40%	0.08%	0.68%

Interest expense (in millions)	$(0.7)	$(0.6)	$(4.8)	$(3.0)	$(21.9)

Average interest-earning assets (excluding conduit business) (in billions)	$10.0	$7.3	$10.4	$8.3	$9.9
Average annualized yield (excluding conduit business)	3.88%	3.63%	4.95%	3.93%	5.43%

Net interest revenue (excluding conduit business) (in millions)	$98.2	$66.7	$129.1	$247.1	$409.9

Conduit Business:
Average balance (in billions)	$1.2	$1.4	$5.4	$1.4	$5.8

Securities borrowing — conduit business:
Average annualized yield	0.52%	0.62%	2.13%	0.96%	3.38%

Interest revenue (in millions)	$1.5	$2.2	$29.4	$10.1	$148.7

Securities lending — conduit business:
Average annualized cost	0.36%	0.42%	1.93%	0.59%	3.18%

Interest expense (in millions)	$(1.1)	$(1.5)	$(26.6)	$(6.3)	$(139.7)

Average interest-earning assets — conduit business (in billions)	$1.2	$1.4	$5.4	$1.4	$5.8
Average annualized yield — conduit business	0.15%	0.20%	0.21%	0.36%	0.20%

Net interest revenue — conduit business (in millions)	$0.4	$0.7	$2.8	$3.8	$9.0

Net Interest Revenue (total):
Average interest-earning assets (excluding conduit business) (in billions)	$10.0	$7.3	$10.4	$8.3	$9.9
Average interest-earning assets — conduit business (in billions)	1.2	1.4	5.4	1.4	5.8

Average interest-earning assets — total (in billions)	$11.2	$8.7	$15.8	$9.7	$15.7

Average annualized yield — total	3.49%	3.07%	3.31%	3.41%	3.51%

Net interest revenue (excluding conduit business) (in millions)	$98.2	$66.7	$129.1	$247.1	$409.9
Net interest revenue — conduit business (in millions)	0.4	0.7	2.8	3.8	9.0

Net interest revenue — total (in millions)	$98.6	$67.4	$131.9	$250.9	$418.9

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages and per share amounts
(Unaudited)

Quarter
Ended
June 30, 2009
EPS From Ongoing Operations (1)
Diluted earnings per share, as reported	$0.30
Adjustments on a per share basis, net of income tax effect:
FDIC special regulatory assessment	0.01
Earnout payment on acquisition	0.01
Write-off of software development costs	0.01
Loss on sale of investments	0.00

EPS from ongoing operations	$0.33

	Quarter Ended						Nine Months Ended
	June 30, 2009		Mar. 31, 2009		June 30, 2008		June 30, 2009		June 30, 2008
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
EBITDA (2)
EBITDA	$316,824	51.6%	$258,339	49.2%	$369,702	59.3%	$918,402	52.5%	$1,117,672	59.2%
Less:
Depreciation and amortization	(11,162)	(1.8%)	(10,635)	(2.0%)	(9,841)	(1.6%)	(33,299)	(1.9%)	(26,423)	(1.4%)
Amortization of acquired
intangible assets	(17,551)	(2.9%)	(15,200)	(2.9%)	(15,337)	(2.5%)	(48,289)	(2.8%)	(43,809)	(2.3%)
Interest on borrowings	(8,365)	(1.4%)	(8,244)	(1.6%)	(16,344)	(2.6%)	(32,246)	(1.8%)	(62,674)	(3.3%)

Pre-tax income	$279,746	45.6%	$224,260	42.7%	$328,180	52.6%	$804,568	46.0%	$984,766	52.2%

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Liquid Assets (3)
Liquid assets	$1,053,587	$1,151,346	$1,308,015	$788,175	$660,427
Plus: Broker-dealer cash and cash equivalents	858,350	565,493	838,061	418,626	417,559
Trust company cash and cash equivalents	65,805	38,203	99,173	61,430	1,388,021
Investment advisory cash and cash equivalents	15,989	14,273	13,038	9,447	10,429
Less: Corporate short-term investments	(49,496)	(75,392)	(83,560)	(14,491)	—
Excess trust Tier 1 capital	(6,213)	(7,637)	(101,253)	(102,427)	—
Excess broker-dealer regulatory net capital	(818,198)	(613,644)	(919,319)	(486,625)	(547,679)

Cash and cash equivalents	$1,119,824	$1,072,642	$1,154,155	$674,135	$1,928,757

Note:	The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EPS from ongoing operations is considered a non-GAAP financial measure as defined by SEC Regulation G. We define EPS from ongoing operations as earnings (loss) per share, adjusted to remove any significant unusual gains or charges. We consider EPS from ongoing operations an important measure of the financial performance of our ongoing business. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. EPS from ongoing operations should be considered in addition to, rather than as a substitute for, GAAP earnings per share.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for our senior credit facilities. The consolidated leverage ratio determines the interest rate margin charged on the senior credit facilities. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments, (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 5% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of 120% of the minimum dollar net capital requirement or in excess of 6 2/3% of aggregate indebtedness and (d) Tier 1 capital of our trust company in excess of the minimum dollar requirement. We include the excess capital of our broker-dealer and trust company subsidiaries in liquid assets, rather than simply including broker-dealer and trust cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer and trust subsidiaries to the parent company. Excess capital, as defined under clauses (c) and (d) above, is generally available for dividend from the broker-dealer and trust subsidiaries to the parent company. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.